Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information was derived from the application of pro forma adjustments to the consolidated financial statements of New Senior Investment Group Inc. (“New Senior,” “the Company,” “we,” “our” or “us”). The unaudited pro forma combined statements of operations for the six months ended June 30, 2015 and the year ended December 31, 2014 give effect to the Pro Forma Transactions (as defined below) as if the Pro Forma Transactions had occurred or had become effective as of January 1, 2014. The unaudited pro forma combined balance sheet as of June 30, 2015 gives effect to the Pro Forma Transactions as if the Pro Forma Transactions had occurred or had become effective as of June 30, 2015. However, to the extent the Pro Forma Transactions were already reflected in the underlying historical data, no pro forma adjustment has been made to the historical financial statements.

The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable in order to reflect, on a pro forma basis, the impact of the transactions listed below on our historical financial information. The unaudited pro forma combined financial information is provided for informational and illustrative purposes only and should be read in conjunction with our (i) unaudited consolidated financial statements as of and for the six months ended June 30, 2015 and the notes thereto included in our Quarterly Report on Form 10-Q filed on August 6, 2015 with the Securities and Exchange Commission (“SEC”), (ii) our audited consolidated financial statements for the year ended December 31, 2014 and the notes thereto included as Exhibit 99.4 in our Form 8-K filed on June 22, 2015 with the SEC, (iii) the Combined Statement of Revenues and Certain Operating Expenses of the Timber Portfolio (as described below) for the six months ended June 30, 2015, included as Exhibit 99.2 in this Form 8-K/A, and the Combined Statement of Revenues and Certain Operating Expenses of the Timber Portfolio for the year ended December 31, 2014 and the notes thereto included as Exhibit 99.2 in our Form 8-K filed on June 22, 2015 with the SEC and (iv) the audited historical Statement of Revenues and Certain Operating Expenses of the Hawthorn Portfolio (as described below) for the year ended December 31, 2014 and the notes thereto, included as Exhibit 99.2 in our Form 8-K filed on May 14, 2015 with the SEC.

The unaudited pro forma combined financial information has been prepared to reflect adjustments to our historical consolidated financial information that are (i) directly attributable to the Pro Forma Transactions, (ii) factually supportable and (iii) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on our results. However, such adjustments are estimates and may not prove to be accurate. Information regarding these adjustments is subject to risks and uncertainties that could cause actual results to differ materially from our unaudited pro forma combined financial information.

The unaudited pro forma combined information set forth below reflects the historical information of New Senior, as adjusted to give effect to the following transactions (together, the “Pro Forma Transactions”):

•	the acquisition of the Hawthorn Portfolio which comprises 17 private pay, IL-only properties (“Hawthorn Portfolio Acquisition”) and related financing on March 27, 2015;

•	the mortgage financing, which comprises the refinancing of mortgage loans (“Mortgage Loan Refinancing”) and the additional financing secured by existing properties (“Additional Financing”), on March 27, 2015;

•	the issuance by us of 20,114,090 shares of common stock of the Company at a price of $13.75 per share (“Common Stock Issuance”) on June 29, 2015, to primarily finance the acquisition of the Timber Portfolio as well as for general corporate purposes;

•	the acquisition of the Timber Portfolio which comprises 28 private pay, IL-only properties (“Timber Portfolio Acquisition”) and related financing on August 12, 2015; and

•	the continuing effect of the transactions described above on management fees payable to FIG LLC (an affiliate of Fortress Investment Group LLC), the Company’s manager (the “Manager”), pursuant to the management agreement entered into between New Senior and the Manager effective as of the spinoff on November 6, 2014.

The impact of the Hawthorn Portfolio Acquisition and related financing, Mortgage Loan Refinancing, Additional Financing and Common Stock Issuance are already reflected in the Company’s historical consolidated balance sheet as of June 30, 2015; accordingly, no pro forma balance sheet adjustments for those transactions are presented herein. In addition, the Company’s historical consolidated statement of operations for the six months ended June 30, 2015 includes the impact of the Hawthorn Portfolio Acquisition and related financing, Mortgage Loan Refinancing and Additional Financing for the period from March 27, 2015 through June 30, 2015; accordingly, pro forma adjustments in the unaudited pro forma combined statement of operations for the six months ended June 30, 2015 are only for the period from January 1, 2015 through March 26, 2015.

The attached unaudited pro forma combined financial information is provided for informational purposes only. The unaudited pro forma combined statements of operations do not purport to represent what New Senior’s results of operations would have been had such transactions been consummated on the date indicated, nor do they represent our results of operations for any future date or period.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

June 30, 2015

(dollars in thousands, except share data)

	Historical	Timber Portfolio Acquisition and related financing		Pro Forma
Assets
Real estate investments:
Land	$178,062	$41,900	(A)	$219,962
Buildings, improvements and other	1,991,533	537,401	(A)	2,528,934
Accumulated depreciation	(87,514)	—		(87,514)

Net real estate property	2,082,081	579,301		2,661,382

Acquired lease and other intangible assets	248,513	55,350	(A)	303,863
Accumulated amortization	(118,267)	—		(118,267)

Net real estate intangibles	130,246	55,350		185,596

Net real estate investments	2,212,327	634,651		2,846,978

Cash and cash equivalents	343,081	(173,760	)(C)	169,321
Receivables and other assets, net	77,273	—		77,273

Total Assets	$2,632,681	$460,891		$3,093,572

Liabilities and Equity
Liabilities
Mortgage notes payable, net	$1,682,855	$460,891	(C)	$2,143,746
Due to affiliates	9,441	—		9,441
Dividends payable	17,268	—		17,268
Accrued expenses and other liabilities	83,039	—		83,039

Total Liabilities	$1,792,603	$460,891		$2,253,494

Commitments and contingencies
Equity

Preferred stock $0.01 par value, 100,000,000 shares authorized and none outstanding	$—	$—		$—

Common stock $0.01 par value, 2,000,000,000 shares authorized, 86,529,505 shares issued and outstanding	865	—		865
Additional paid-in capital	938,916	—		938,916
Accumulated deficit	(99,703)	—		(99,703)

Total Equity	$840,078	$—		$840,078

Total Liabilities and Equity	$2,632,681	$460,891		$3,093,572

See notes to unaudited pro forma combined financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Six Months Ended June 30, 2015

(dollars in thousands, except share and per share data)

	Historical	Timber Portfolio Acquisition and related financing		Hawthorn Portfolio Acquisition and related financing		Mortgage Loan Refinancing and Additional Financing		Other pro forma adjustments		Pro Forma
Revenues
Resident fees and services	$110,658	$42,156	(B)	$14,010	(E)	$—		$—		$166,824
Rental revenue	54,402	—		—		—		—		54,402

Total revenues	165,060	42,156		14,010		—		—		221,226

Expenses
Property operating expense	77,095	24,797	(B)	7,629	(E)	—		—		109,521
Depreciation and amortization	69,731	18,712	(A)	7,869	(F)	—		—		96,312
Interest expense	32,295	10,065	(C)	2,024	(G)	(975	)(I)	—		43,409
Acquisition, transaction and integration expense	9,117	(1,001	)(D)	(1,106	)(H)	—		—		7,010
Management fee to affiliate	6,122	—		—		—		2,074	(J)	8,196
General and administrative expense	7,539	—		—		—		—		7,539
Loss on extinguishment of debt	5,091	—		—		(5,091	)(I)	—		—
Other expense	480	—		—		—		—		480

Total expenses	207,470	52,573		16,416		(6,066)		2,074		272,467

Income (Loss) Before Income Taxes	(42,410)	(10,417)		(2,406)		6,066		(2,074)		(51,241)
Income tax expense	34	—	(L)	—	(L)	—	(L)	—	(L)	34

Net Income (Loss)	$(42,444)	$(10,417)		$(2,406)		$6,066		$(2,074)		$(51,275)

Loss Per Share of Common Stock
Basic and diluted	$(0.64)									$(0.59	)(K)

Weighted Average Number of Shares of Common Stock Outstanding
Basic and diluted	66,637,670									86,529,505	(K)

See notes to unaudited pro forma combined financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2014

(dollars in thousands, except share and per share data)

	Historical	Timber Portfolio Acquisition and related financing		Hawthorn Portfolio Acquisition and related financing		Mortgage Loan Refinancing and Additional Financing		Other pro forma adjustments		Pro Forma
Revenues
Resident fees and services	$156,993	$82,311	(B)	$56,600	(E)	$—		$—		$295,904
Rental revenue	97,992	—		—		—		—		97,992

Total revenues	254,985	82,311		56,600		—		—		393,896

Expenses
Property operating expense	112,242	49,396	(B)	31,197	(E)	—		—		192,835
Depreciation and amortization	103,279	37,423	(A)	33,451	(F)	—		—		174,153
Interest expense	57,026	20,128	(C)	8,640	(G)	(2,643	)(I)	—		83,151
Acquisition, transaction and integration expense	14,295	—		—		—		—		14,295
Management fee to affiliate	8,470	—		—		—		7,871	(J)	16,341
General and administrative expense	7,416	—		—		—		—		7,416
Other (income) expense	(1,500)	—		—		—		—		(1,500)

Total expenses	301,228	106,947		73,288		(2,643)		7,871		486,691

Income (Loss) Before Income Taxes	(46,243)	(24,636)		(16,688)		2,643		(7,871)		(92,795)
Income tax expense	160	—	(L)	—	(L)	—	(L)	—	(L)	160

Net Income (Loss)	$(46,403)	$(24,636)		$(16,688)		$2,643		$(7,871)		$(92,955)

Loss Per Share of Common Stock
Basic and diluted	$(0.70)									$(1.07	)(K)

Weighted Average Number of Shares of Common Stock Outstanding
Basic and diluted	66,400,914									86,515,004	(K)

See notes to unaudited pro forma combined financial information.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(dollars in thousands, unless otherwise noted)

Timber Portfolio Acquisition and Related Financing

(A)	Reflects preliminary measurement of the fair value of the acquired assets and resulting depreciation and amortization of the buildings, building improvements, furniture, fixtures and equipment and intangible assets. The Company’s acquisition accounting for this transaction is still preliminary and, as a result, the related pro forma calculation for depreciation and amortization expense is preliminary and subject to completion. The acquired finite-lived intangible and tangible assets are being amortized and depreciated over their estimated useful lives using the straight-line method. The following table summarizes the calculation of the pro forma adjustment for depreciation and amortization expense resulting from the Timber Portfolio Acquisition:

			Six months ended June 30, 2015	Year ended December 31, 2014
Asset class	Weighted average useful life (years)	Preliminary Fair Value	Recalculated depreciation and amortization	Recalculated depreciation and amortization
Real estate investments:
Land	Indefinite	$41,900	$—	$—
Building	40	512,978	6,412	12,824
Building improvements	10	4,127	206	413
Furniture, fixtures & equipment	5	20,296	2,030	4,059
Amortized intangible assets:
In-place leases	2.75	55,350	10,064	20,127

Total assets acquired		$634,651

Pro forma adjustment			$18,712	$37,423

(B)	Reflects revenues and certain operating expenses of the Timber Portfolio for the six months ended June 30, 2015 and the year ended December 31, 2014 as adjusted for the items detailed in the footnotes below. The historical amounts were derived from the Combined Statement of Revenues and Certain Operating Expenses of the Timber Portfolio for the six months ended June 30, 2015, included herein, and the Combined Statement of Revenues and Certain Operating Expenses of the Timber Portfolio for the year ended December 31, 2014, included as Exhibit 99.2 in our Form 8-K filed on June 22, 2015 pursuant to Rule 3-14 of Regulation S-X.

	Six months ended June 30, 2015				Year ended December 31, 2014
	Historical	Adjustments		Pro forma adjustment	Historical	Adjustments		Pro forma adjustment
Revenue:
Rent revenue	$42,156	$—	(i)	$42,156	$82,311	$—	(i)	$82,311

Certain operating expenses:
Facility operating expenses	$20,945	$—		$20,945	$41,821	$—		$41,821
Property management fee	1,475	633	(ii)	2,108	2,881	1,235	(ii)	4,116
Real estate taxes	1,744	—		1,744	3,459	—		3,459

Property operating expenses	$24,164	$633		$24,797	$48,161	$1,235		$49,396

i.	Rent revenue has been classified as “Resident fees and services” to conform to the Company’s presentation.
ii.	The Timber Portfolio has historically been charged a property management fee equal to 3.5% of rent revenue. Upon the Timber Portfolio Acquisition, the Company entered into new property management agreements which provide for a property management fee equal to 5% of effective gross income. The effective gross income represents the rent revenue of the Timber Portfolio, as defined in the respective property management agreements.

The following table reflects the impact of the property management fee increase to 5% of effective gross income:

	Six Months Ended June 30, 2015	Year Ended December 31, 2014
Resident fees and services	$42,156	$82,311
Property management fee rate	5.00%	5.00%

Pro forma property management fee	2,108	4,116
Less: historical Timber Portfolio property management fee	(1,475)	(2,881)

Total adjustment to property management fee	$633	$1,235

(C)	The Company financed the Timber Portfolio Acquisition with approximately $169.9 million of cash available from both the Common Stock Issuance and cash on hand, and with approximately $464.7 million of mortgage notes. Financing costs of approximately $3.8 million were incurred with the issuance of the mortgage notes. The financing costs have been capitalized and are presented as a reduction to Mortgage notes payable, net on the unaudited pro forma combined balance sheet as a result of the Company’s adoption of Accounting Standards Update No. 2015-03, Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. For pro forma purposes, deferred financing costs have been amortized using the effective interest method over the term of the mortgage notes in the unaudited pro forma combined statement of operations.

For purposes of this unaudited pro forma financial information, the mortgage notes reflect the following principal balance and weighted average interest rate:

Principal balance	Weighted average interest rate	Fixed or variable	Maturity
$464,680	4.25%	Fixed	10 years

The following table reflects the pro forma adjustment to interest and amortization of deferred financing costs related to the mortgage notes as follows:

	Six months ended June 30, 2015	Year ended December 31, 2014
Pro forma interest expense	$9,875	$19,749
Amortization of deferred financing costs	190	379

Pro forma adjustment to interest expense	$10,065	$20,128

(D)	Reflects the elimination of acquisition and transaction related costs of $1.0 million incurred in the six months ended June 30, 2015 by the Company directly attributable to the Timber Portfolio Acquisition, which primarily consist of legal, consulting and accounting fees.

Hawthorn Portfolio Acquisition and Related Financing

(E)	Reflects revenues and certain operating expenses of the Hawthorn Portfolio for the period from January 1, 2015 through March 26, 2015 and the year ended December 31, 2014 as adjusted for the items detailed in the footnotes below. The historical amounts were derived from the unaudited Statement of Revenues and Certain Operating Expenses of the Hawthorn Portfolio for the period from January 1, 2015 through March 26, 2015 (not included herein) and the audited Statement of Revenues and Certain Operating Expenses of the Hawthorn Portfolio for the year ended December 31, 2014 (included as Exhibit 99.2 of our Form 8-K filed on May 14, 2015 pursuant to Rule 3-14 of Regulation S-X), respectively.

	Pre-acquisition period from January 1, 2015 through March 26, 2015				Year ended December 31, 2014
	Historical	Adjustments		Pro forma adjustment	Historical	Adjustments		Pro forma adjustment
Revenue:
Rent revenue	$14,010	$—	(i)	$14,010	$56,600	$—	(i)	$56,600

Certain operating expenses:
Facility operating expenses	$6,252	$—		$6,252	$25,341	$—		$25,341
Property management fee	490	211	(ii)	701	1,981	849	(ii)	2,830
Real estate taxes	676	—		676	3,026	—		3,026

Property operating expenses	$7,418	$211		$7,629	$30,348	$849		$31,197

(i)	Rent revenue has been classified as “Resident fees and services” to conform to the Company’s presentation.
(ii)	The Hawthorn Portfolio has historically been charged a property management fee equal to 3.5% of rent revenue. Upon the Hawthorn Portfolio Acquisition, the Company entered into new property management agreements which provide for a property management fee equal to 5% of effective gross income. The effective gross income represents the rent revenue of the Hawthorn Portfolio, as defined in the respective property management agreements.

The following table reflects the impact of the property management fee increase to 5% of effective gross income:

	Pre-acquisition period from January 1, 2015 through March 26, 2015	Year Ended December 31, 2014
Resident fees and services	$14,010	$56,600
Property management fee rate	5.00%	5.00%

Pro forma property management fee	701	2,830
Less: historical Timber Portfolio property management fee	(490)	(1,981)

Total adjustment to property management fee	$211	$849

(F)	Reflects depreciation and amortization of the buildings, building improvements, furniture, fixtures and equipment and intangible assets based on our preliminary measurement of the fair value of the acquired assets. The Company’s acquisition accounting for this transaction is still preliminary and, as a result, the related pro forma calculation for depreciation and amortization expense is preliminary and subject to completion. The acquired finite-lived intangible and tangible assets are being amortized and depreciated over their estimated useful lives using the straight-line method. The following table summarizes the calculation of the pro forma adjustment for depreciation and amortization expense resulting from the Hawthorn Portfolio Acquisition:

			Six months ended June 30, 2015	Year ended December 31, 2014
Asset class	Weighted average useful life (years)	Preliminary Fair Value	Recalculated depreciation and amortization	Recalculated depreciation and amortization
Real estate investments:
Land	Indefinite	$27,737	$—	$—
Buildings	40	347,607	4,345	8,690
Building improvements	10	14,935	747	1,494
Furniture, fixtures & equipment	5	15,952	1,595	3,190
Amortized intangible assets:
In-place leases	2.75	55,212	10,039	20,077

		$461,443	$16,726	$33,451

Less: historical New Senior depreciation and amortization			(8,857)	—

Pro forma adjustment			$7,869	$33,451

(G)	The Hawthorn Portfolio Acquisition was financed in part with $326.8 million of mortgage loans (see note I for further information). Financing costs of approximately $2.9 million were attributable to the financing of the Hawthorn Portfolio Acquisition.

The financing consists of the following principal balance and weighted average interest rate:

Principal balance	Weighted average interest rate	Fixed or variable	Maturity
$326,815	2.52%	Variable	7 years

The following adjustment represents the pro forma adjustment to interest and amortization of deferred financing costs related to the borrowing as follows:

	Six months ended June 30, 2015	Year ended December 31, 2014
Pro forma interest expense	$4,112	$8,223
Amortization of deferred financing costs	209	417
Less: historical New Senior interest expense	(2,297)	—

Pro forma adjustment to interest expense	$2,024	$8,640

A 0.125% change in the variable interest rate would amount to a change in total annual pro forma interest expense of approximately $0.4 million.

(H)	Reflects the elimination of acquisition and transaction related costs of $1.1 million incurred in the six months ended June 30, 2015 by the Company directly attributable to the Hawthorn Portfolio Acquisition, which primarily consist of legal, consulting and accounting fees.

Mortgage Financing

(I)	In March 2015, the Company obtained mortgage financing of $670.0 million (“Freddie Financing”). The Freddie Financing consists of (i) the Hawthorn Portfolio Acquisition related financing of $326.8 million (see note G); (ii) the Mortgage Loan Refinancing of $297.0 million, which replaced our existing floating and fixed rate mortgage loans; and (iii) Additional Financing of $46.2 million which is secured by our existing properties.

Approximately $8.4 million of deferred financing costs associated with the Freddie Financing were capitalized, of which $2.9 million is attributable to the Hawthorn Portfolio Acquisition and $5.5 million is attributable to the Mortgage Loan Refinancing and Additional Financing. For pro forma purposes, the deferred financing costs have been amortized using the effective interest method over the respective terms of the financing facilities.

The Mortgage Loan Refinancing and Additional Financing, collectively, consist of the following principal balance and weighted average interest rate:

Principal Balance	Weighted Average Interest Rate	Fixed or Variable	Maturity
$ 343,185	2.52%	Variable	7 years

The following table summarizes the adjustments in the unaudited pro forma combined statements of operations to reflect the adjustments to interest expense related to the Mortgage Loan Refinancing and Additional Financing:

	Six months ended June 30, 2015	Year ended December 31, 2014
Pro forma interest expense	$4,318	$8,635
Amortization of deferred financing costs	396	791
Less: historical New Senior interest expense	(5,689)	(12,069)

Pro forma adjustment to interest expense	$(975)	$(2,643)

A 0.125% change in the variable interest rate would amount to a change in total annual pro forma interest expense of approximately $0.4 million.

The unaudited pro forma combined statement of operations for the six months ended June 30, 2015 also reflects the elimination of the $5.1 million loss on extinguishment of debt recorded in the unaudited historical statement of operations for the six months ended June 30, 2015, which is directly related to the Mortgage Loan Refinancing.

Other Pro Forma Adjustments

(J)	Represents the impact to management fees as a result of the Pro Forma Transactions.

	Six months ended June 30, 2015	Year ended December 31, 2014
Pro forma base management fee - spin-off adjustment (1)	$—	$10,332
Pro forma base management fee - Common Stock Issuance adjustment (2)	2,074	4,149
Pro forma incentive compensation (3)	—	—
Less: historical New Senior management fee (4)	—	(6,610)

Pro forma adjustment	$2,074	$7,871

(1)	The pro forma base management fees for the six months ended June 30, 2015 and the year ended December 31, 2014 reflect the continuing effect on management fees pursuant to the management agreement entered into between New Senior and the Manager in connection with the spin-off of New Senior from Newcastle on November 6, 2014. The amounts are based on applying the base management fee rate payable by New Senior of 1.5% to the invested capital. This pro forma adjustment reflects the base management fee as though invested capital at the spin-off date was the invested capital as of January 1, 2014.
(2)	The pro forma base management fee for the six months ended June 30, 2015 and the year ended December 31, 2014 reflects the continuing effect on management fees pursuant to the management agreement entered into between New Senior and the Manager in connection with the Common Stock Issuance. The pro forma adjustment below reflects the base management fee adjustment for the Common Stock Issuance:

	Six months ended June 30, 2015	Year ended December 31, 2014
Gross equity increase due to Common Stock Issuance	$276,569	$276,569
Base pro forma management fee of 1.5% of share issuance	2,074	4,149

Pro forma adjustment	$2,074	$4,149

(3)	Reflects the impact of the Common Stock Issuance, Timber Portfolio Acquisition and related financing, the Hawthorn Portfolio Acquisition and related financing, the Mortgage Loan Refinancing and Additional Financing on the pro forma incentive compensation calculation.
(4)	Represents the allocated portion of management fees paid by Newcastle for management services provided by the Manager during the period prior to the spin-off, pursuant to Newcastle’s management agreement with the Manager.

(K)	Pro forma basic loss per common share attributable to common stockholders has been calculated based on the number of shares assumed to be outstanding, due to its continuing impact to management fees and incentive compensation. The calculations assume that such shares were outstanding for the full period presented.

The following table presents the computation of unaudited pro forma basic and diluted loss per share attributable to common stockholders (in thousands, except share and per share data):

	Six months ended June 30, 2015	Year ended December 31, 2014
Net Loss	$(51,275)	$(92,955)
Shares	86,529,505	86,515,004
Loss per share of common stock, basic and diluted	$(0.59)	$(1.07)

Shares utilized in the calculation of pro forma basic and diluted loss per share attributable to common stockholders are as follows:

	Six months ended June 30, 2015		Year ended December 31, 2014
Weighted-average shares outstanding, basic & diluted - historical shares	66,637,670		66,400,914
Less: Weighted-average shares from the Common Stock Issuance	(222,255	)(2)	—

Adjusted weighted-average shares outstanding, basic and diluted	66,415,415		66,400,914
Weighted-average shares outstanding, basic & diluted - Common Stock Issuance (1)	20,114,090		20,114,090

Pro forma weighted-average shares outstanding, basic & diluted	86,529,505		86,515,004

(1)	The Company issued 2,011,409 shares as options to the Manager pursuant to the management agreement in connection with the Common Stock Issuance. However, this issuance of options does not impact the pro forma diluted loss per share calculations, as their effect would have been anti-dilutive.
(2)	The historical weighted-average shares outstanding for the six months ended June 30, 2015 includes the impact of 222,255 weighted-average shares from the Common Stock Issuance. For purposes of calculating the pro forma basic and diluted weighted-average shares outstanding for the six months ended June 30, 2015, the historical impact of the June 29, 2015 Common Stock Issuance has been reversed and a pro forma adjustment has been made to give effect to the Common Stock Issuance as if it had occurred on January 1, 2014.

(L)	New Senior has been operating so as to qualify as a REIT for U.S. federal and state income tax purposes. Therefore, certain activities, including the Timber Portfolio Acquisition and related financing, the Hawthorn Portfolio Acquisition and related financing, the Mortgage Loan Refinancing, Additional Financing and Common Stock Issuance, would not be subject to income tax. Accordingly, no adjustment to pro forma income tax expense has been reflected in the unaudited pro forma combined statements of operations.

Exhibit 99.2

Timber Portfolio

Combined Statement of Revenues and Certain Operating Expenses

(In thousands)

Six Months Ended June 30, 2015
(unaudited)
Revenue
Rent revenue	$42,156

Certain Operating Expenses:
Facility operating expenses	$20,945
Property management fee	1,475
Real estate taxes	1,744

Revenue in excess of certain operating expenses	$17,992

Timber Portfolio

Combined Statement of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2015 (Unaudited)

1.	Organization

The accompanying Combined Statement of Revenues and Certain Operating Expenses (the “Statement”) includes the operations of 28 independent living senior housing properties (collectively, the “Timber Portfolio”) that Harvest Facility Holdings LP sold to New Senior Investment Group Inc. (“New Senior”) on August 12, 2015 (See Note 5). The Timber Portfolio is 100% private pay and contains 3,297 units located across 21 states.

2.	Basis of Presentation

The Statement has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, the Statement is not intended to be a complete presentation of the combined revenues and expenses of the Timber Portfolio. The Statement excludes certain expenses such as depreciation and amortization and other costs not directly related or comparable to, or expected to be incurred in, the future operations of the Timber Portfolio.

3.	Summary of Significant Accounting Policies

Use of Estimates - The preparation of the accompanying Statement in conformity with U.S. generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of revenues and expenses during the periods. Actual results could differ from these estimates and assumptions.

Revenue Recognition – Rent revenue is recorded as it becomes due as provided in the residents’ lease agreements. Residents’ agreements are generally for a term of 30 days with rent payments due monthly in advance.

Certain properties have residency agreements that require the resident to pay an upfront community fee prior to occupying the unit. These community fees are nonrefundable and are recognized on a straight-line basis as part of rent revenue over an estimated three-year average stay of the residents in the Timber Portfolio. Community fees recognized in rent revenue totaled $0.9 million for the six months ended June 30, 2015.

Certain residency agreements provide for free rent or incentives for a stated period of time. Incentives are recognized on a straight-line basis as a reduction of rent revenue over an estimated three-year average stay of the residents in the Timber Portfolio.

The Timber Portfolio consists of properties in two states that generated an aggregate of approximately 25% of rent revenue for the six months ended June 30, and each generated more than 10% of the rent revenue. The percentage of rent revenue for the two states is summarized below:

California	14%
Florida	11%

4.	Property Management

Prior to the sale the Timber Portfolio was operated and managed by Holiday AL Holdings LP (“Holiday”), which is owned by private equity funds managed by an affiliate of Fortress Investment Group LLC. The Timber Portfolio was charged a management fee equal to 3.5% of rent revenue covering employee and other overhead costs attributable to managing the Timber Portfolio.

Timber Portfolio

Combined Statement of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2015 (Unaudited)

Subsequent to the sale, New Senior entered into new property management agreements with Holiday, and the management fee rates of the new property management agreements are different from those of the existing property management agreements.

5.	Subsequent Events

In preparation of the accompanying Statement, the Timber Portfolio has been evaluated for events and transactions occurring after October 22, 2015, the date the Statement was available to be issued.

New Senior completed the acquisition of the Timber Portfolio on August 12, 2015.